UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 19, 2008
(Date of Report)

ACL Semiconductors Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

B24-B27,1/F., Block B, Proficient Industrial Centre,
6 Wang Kwun Road, Kowloon, Hing Kong
(Address of principal executive offices)

011- 852-2799-1996
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01.   Change in Registrant’s Certifying Accountant

(a)           Termination of previous independent public accountants:

           On March 19, 2008, Jeffrey Tsang & Co. (“Jeffrey Tsang”) resigned as the Registrant’s independent auditors.

           Jeffrey Tsang submitted an audit report on April 17, 2007 on the Registrant’s financial statements for the year ended December 31, 2006. The submitted audit report contained no adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles other than that (i) the Company has had numerous significant transactions with businesses and affiliates controlled by, and with persons who are related to, the officers and directors of the Company and (ii) the Company is dependent on one single vendor to supply its inventories and this single vendor provided the majority of the Company’s inventory purchases during the year ended December 31, 2006 and the Company’s non-exclusive distributorship agreement with this supplier expired on March 1, 2007 and that the Company is still in negotiation with the supplier regarding the renewal terms of the agreement, and such an agreement has not yet been renewed. Termination of such distributorship agreement by the supplier would have a material adverse effect on the operations of the Company.

           The resignation of Jeffrey Tsang was unanimously accepted by the Board of Directors of the Registrant on March 19, 2008.

           During the year ended December 31, 2006 as well as any subsequent interim period through the date of resignation in which Jeffrey Tsang served as the Registrant’s auditors, there were no disagreements between Jeffrey Tsang and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Jeffrey Tsang, would have caused Jeffrey Tsang to make reference to the subject matter of the disagreement(s) in connection with, its reports on financial statements for the years or such interim period.

           Jeffrey Tsang has furnished Registrant with a letter addressed to the Commission stating that it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(b)           Appointment of Independent Auditors

           On March 19, 2008, the Registrant’s Board of Directors ratified the engagement of JTC Fair Song CPA Firm (“JTC Fair Song”), as its auditors. The decision to retain this accountant was approved by the Board of Directors of Registrant. The Registrant authorized Jeffrey Tsang to fully respond to any and all inquiries of JTC Fair Song, concerning the finances and previously performed audits of Registrant.

           During the most recent fiscal year prior to the date of engagement, and the subsequent interim period prior to engaging JTC Fair Song, neither the Registrant (nor someone on the Registrant’s behalf) consulted the newly engaged accountant regarding any matter.

           The Registrant allowed JTC Fair Song to review this Form 8-K before it was filed with the Commission. JTC Fair Song has not furnished the Registrant with a clarification or disagreement with the information set forth herein.

Item 9.01	Financial Statements and Exhibits

16.1	Letter dated March 19, 2008 from Jeffrey Tsang & Co.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2008

ACL SEMICONDUCTORS INC.

By:	/s/ Kenneth Chan
Name: Kenneth Chan
Title: Chief Financial Officer